Exhibit (e)(ii) under Form N-1A
                                             Exhibit (1) under Item 601/Reg. S-K

                                   EXHIBIT A

                       PORTFOLIOS OF CASH TRUST SERIES II

      Cash Trust Series II (the "Trust") consists of the following portfolios (the "Funds") effective as of the dates set forth below:



      Name                          Date

      Municipal Cash Series II      January 25, 1991

      Prime Cash Series II          January 25, 1991 (terminated 5/22/92)

      Treasury Cash Series II       January 25, 1991